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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            PAINE WEBBER GROUP INC.

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

         Paine Webber Group Inc., a Delaware corporation (the "Corporation"), DOES HEREBY CERTIFY as follows:
         1. At a meeting of the Board of Directors of the Corporation duly called and held on February 22, 1994, a resolution was duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and directing that such amendment be submitted to the stockholders of the Corporation at the next annual meeting of stockholders for approval thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the board of directors deems it advisable that the restated certificate of incorporation of the corporation be amended by amending the first sentence of Section 1 of Article IV to read as follows:

                 "The total number of shares of capital stock which the Corporation shall have the authority to issue is 20,000,000 shares of Series Preferred Stock of the par value of $20 each and 200,000,000 shares of Common Stock of the par value of $1 each. Such Series Preferred Stock and Common Stock are sometimes hereinafter collectively called `capital stock'."
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         and that such amendment be, and it hereby is, adopted subject to requisite approval by the stockholders of the Corporation at the next annual meeting of the Corporation; and that if such amendment to the restated certificate of incorporation shall be approved by the requisite vote of the stockholders of the Corporation, the chairman of the board, the president or any vice president of the Corporation be, and each of them hereby is, authorized to prepare, execute, file and record in accordance with section 103 of the General Corporation Law of the State of Delaware such amendment to the restated certificate of incorporation with such changes therein as may be approved by the officer executing the same, the execution and delivery thereof with such changes to be conclusive evidence of his approval thereof,

         2. Thereafter, at the Annual Meeting of Stockholders of the Corporation, duly called and held on May 5, 1994, the stockholders of the Corporation voted the necessary number of shares, as required by statute, in favor of the proposed amendment.
         3. Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
         IN WITNESS WHEREOF, this Certificate of Amendment has been made under the seal of the Corporation and has been signed by the undersigned, Theodore A. Levine, Vice president of the Corporation, and attested by

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Dorothy F. Haughey, Assistant Secretary of the Corporation, this 3rd day of
June, 1994.


                                                   PAINE WEBBER GROUP INC.

                                                   By: /s/ Theodore A. Levine
                                                      -----------------------
                                                         Theodore A. Levine
                                                           Vice President

[Corporate Seal]

Attest:

/s/ Dorothy F. Haughey
- - - ----------------------
Dorothy F. Haughey
Assistant Secretary